Exhibit 99.1

FOR IMMEDIATE RELEASE

Getty Images Agrees to be Acquired by Hellman & Friedman

in a Transaction Valued at $2.4 Billion

SEATTLE, February 25, 2008 – Getty Images Inc. (NYSE:GYI), the world’s leading creator and distributor of visual content and other digital media, announced today that it has entered into a definitive merger agreement to be acquired by affiliates of the private equity firm Hellman & Friedman LLC in a transaction valued at approximately $2.4 billion, including the assumption of existing debt. Under the terms of the agreement, Getty Images stockholders will receive $34.00 in cash for each outstanding share of common stock they own. This price represents a premium of approximately 55 percent over the closing price on January 18, 2008, the last trading day before the Company announced that it was exploring strategic alternatives.

The Board of Directors of Getty Images has approved the merger agreement and resolved to recommend that Getty Images’ stockholders approve the transaction. Completion of the transaction is subject to shareholder approval and other customary closing conditions. The transaction is not subject to a financing condition and is expected to close in the second quarter of 2008.

“Our Board of Directors has thoroughly evaluated strategic alternatives for Getty Images and has determined that this outcome is in the best interests of our stockholders as it provides them with superior and certain value. Furthermore, Hellman & Friedman brings specific industry expertise and support for the vision of the Company’s management team that will benefit our employees, customers and partners,” said Jonathan Klein, co-founder and chief executive officer of Getty Images. “Just over a decade ago we started Getty Images with little more than a vision and have achieved industry leadership due to the extraordinary talent, effort and commitment of our employees and partners. We are enthusiastic about entering the next phase of Getty Images’ evolution by partnering with Hellman & Friedman as we continue to provide innovative offerings to businesses and consumers in a very dynamic digital media environment.”

Andy Ballard, managing director of Hellman & Friedman, said, “Getty Images is the leader and pioneer in the visual content and digital media business. We believe in the vision and execution capabilities of Jonathan Klein and his team, and share their commitment to the Company’s stakeholders and customers. We look forward to working with all of Getty Images’ employees to realize the full potential of its traditional businesses while furthering the evolution of Getty Images into a global digital media company.”

Financing commitments have been provided by Barclays Capital, GE Commercial Finance and RBS Greenwich Capital. In addition, Getty Investments and certain related parties, including the co-founder and chairman, Mark Getty, who collectively hold approximately 15 percent of the Company’s shares, have agreed to vote in favor of the transaction and rollover their shares into the acquiring entity.

Goldman, Sachs & Co. is acting as financial advisor to Getty Images. Barclays Capital and RBS Greenwich Capital are acting as financial advisors to Hellman & Friedman. Weil Gotshal & Manges LLP and Simpson Thacher & Bartlett LLP are serving as legal advisors to Getty Images and Hellman & Friedman, respectively.

Further Information About the Transaction

Getty Images will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the Merger. GETTY IMAGES’ STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Getty Images’ stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Getty Images’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Getty Images, Inc., 601 North 34th Street, Seattle, Washington 98103, Attention: Investor Relations, telephone: (206) 925-5000, or from Getty Images’ website, http://www.gettyimages.com.

Getty Images and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of Getty Images with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Getty Images’ proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons is also set forth in Getty Images’ proxy statements and annual reports on Form 10-K previously filed with the SEC.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by us as well as from risks and uncertainties beyond our control. These risks and uncertainties include, among others, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the possibility that the

Company would be required to pay a termination fee in connection therewith; (ii) the outcome of any legal proceedings that may be instituted against Getty Images and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; (vi) the amount of the costs, fees, expenses and charges related to the merger; (vii) currency fluctuations; (viii) the Company’s ability to integrate and grow recently acquired businesses and pursue new business strategies; (ix) changes in the economic, political, competitive and technological environments; and (x) system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by us with the Securities and Exchange Commission, in particular our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and Amended Annual Report on Form 10-K/A for the year ended December 31, 2006. Except as required by law, we do not intend to update or revise any forward-looking statements until our next quarterly earnings release.

About Getty Images

Getty Images is the world’s leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. Getty Images serves business customers in more than 100 countries and is the first place creative and media professionals turn to discover, purchase and manage images and other digital content. Its award-winning photographers and imagery help customers produce inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Visit Getty Images at http://www.gettyimages.com to learn more about how the company is advancing the unique role of digital media in communications and business, and enabling creative ideas to come to life.

About Hellman & Friedman

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including media and marketing services, financial services, professional services, information services, healthcare and energy. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, managed over $16 billion of committed capital and is currently investing its sixth partnership, Hellman & Friedman Capital Partners VI L.P., with over $8 billion of committed capital. Representative investments in media and marketing services include: DoubleClick Inc., Catalina Marketing Corporation, Young & Rubicam Inc., Digitas Inc., The Nielsen Company, and Axel Springer AG. For more information, visit www.hf.com.

Contacts

Investors:

Tom Oberdorf

SVP, Chief Financial Officer

206.925.6005

tom.oberdorf@gettyimages.com

Media:

Edelman for Getty Images

Susan Stillings / John Dillard / Cara Jacobson

212.704.4559 / 212.704.8174 / 206.268.2203

susan.stillings@edelman.com

john.dillard@edelman.com

cara.jacobson@edelman.com

Getty Images

Bridget Russel

Director, Communications

206.925.6405

bridget.russel@gettyimages.com

Alison Crombie

Senior Director, Public Relations

+44 (0) 207 424 8081

alison.crombie@gettyimages.com

Hellman & Friedman LLC

Steve Bruce / Pen Pendleton / Monica Everett

The Abernathy MacGregor Group

212-371-5999

sb@abmac.com

pwp@abmac.com

mce@abmac.com